EXHIBIT 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
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www.sealebeers.com



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form S-1 Amendment No. 2 of InTake
Communications, Inc., of our report dated January 14, 2010 on our audit of the financial statements of InTake Communications, Inc. as of December 31, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from inception on December 24, 2009 through December 31, 2009, and the reference to us under the caption "Experts."


/S/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
March 22, 2010


             SEALE AND BEERS, CPAS PCAOB & CPAB REGISTERED AUDITORS
                50 S. JONES BLVD, SUITE 202, LAS VEGAS, NV 89107
                    PHONE: (888) 727-8251 FAX: (888) 782-2351
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